Exhibits
Exhibit 8
Significant Group companies
Significant Group companies at December 31, 2005 and the Group percentage of share capital (to the nearest whole number) are set out below. All of these subsidiaries have been included in the Consolidated Financial Statements of the Group on pages 105 to 155. Those held directly by the Company are marked with an asterisk(*). A complete list of investments in subsidiary and associated companies and jointly controlled entities will be attached to the Company’s annual return made to the Registrar of Companies.

Subsidiary undertaking	%	Country of incorporation	Principal activities	Class of shares held
Shell Compania Argentina de Petroleo S.A.	100	Argentina	Exploration & Production	Nominative
Shell Energy Holdings Australia Limited	100	Australia	Exploration & Production	Ordinary, Redeemable
				Preference
Shell Australia Natural Gas Shipping Limited	100	Bermuda	Exploration & Production	Ordinary
Shell Oman Trading Limited	100	Bermuda	Exploration & Production	Common
Tacoma Company Limited	100	Bermuda	Exploration & Production	Ordinary
Shell Brasil Ltda	100	Brazil	Exploration & Production	Quotas
Shell Canada Limited	78	Canada	Exploration & Production,
			Oil Products	Common, Preference
Shell Olie-OG Gasundvindning Danmark Pipelines ApS	100	Denmark	Exploration & Production	Ordinary
Shell Gabon	75	Gabon	Exploration & Production	Ordinary
Shell Italia E&P S.p.A.	100	Italy	Exploration & Production	Ordinary
Shell Abu Dhabi B.V.	100	The Netherlands	Exploration & Production	Common
Shell Egypt N.V.	100	The Netherlands	Exploration & Production	Ordinary
Shell International Exploration and Production B.V.	100	The Netherlands	Exploration & Production	Ordinary
Shell Philippines Exploration B.V.	100	The Netherlands	Exploration & Production	Non-Redeemable
Syria Shell Petroleum Development B.V.	100	The Netherlands	Exploration & Production	Non-Redeemable,
				redeemable
Shell Nigeria Exploration and Production Company Limited	100	Nigeria	Exploration & Production	Ordinary
Shell Nigeria Exploration Properties Alpha Limited	100	Nigeria	Exploration & Production	Ordinary
Shell Nigeria Exploration Properties Beta Limited	100	Nigeria	Exploration & Production	Ordinary
Shell Nigeria Offshore Prospecting Limited	100	Nigeria	Exploration & Production	Ordinary
Shell Nigeria Ultra Deep Limited	100	Nigeria	Exploration & Production	Ordinary
Shell Nigeria Upstream Ventures	100	Nigeria	Exploration & Production	Ordinary
The Shell Petroleum Development Company of Nigeria Limited	100	Nigeria	Exploration & Production	Ordinary
A/S Norske Shell	100	Norway	Exploration & Production	Ordinary
Enterprise Oil Norge AS	100	Norway	Exploration & Production	Ordinary
Private Oil Holdings Oman Limited	85	UK	Exploration & Production	Ordinary
Pecten Cameroon Company LLC	80	USA	Exploration & Production	Ordinary
Pecten Victoria Company	100	USA	Exploration & Production	Common
Shell Exploration & Production Company	100	USA	Exploration & Production	Ordinary
Shell International Pipelines Inc	100	USA	Exploration & Production	Ordinary
Shell Offshore Company	100	USA	Exploration & Production	Ordinary, Preferred A
Shell Oil Company	100	USA	Exploration & Production	Common
Shell Rocky Mountain Production LLC	100	USA	Exploration & Production	Equity
SWEPI LP	100	USA	Exploration & Production	Equity
Shell Venezuela S.A.	100	Venezuela	Exploration & Production	Ordinary
Shell U.K. Limited	100	UK	Exploration & Production,
			Chemicals, Oil Products	Ordinary
Shell Development (Australia) PTY Limited	100	Australia	Exploration & Production,
			Oil Products	Ordinary

Shell Western LNG Limited	100	Barbados	Gas & Power	Ordinary
Qatar Shell GTL Limited	100	Bermuda	Gas & Power	Ordinary
Coral Energy Canada Inc	100	Canada	Gas & Power	Preference, Common
Shell Energy Deutschland GmbH	100	Germany	Gas & Power	Equity
Hazira Gas Private Limited	74	India	Gas & Power	Equity
Hazira LNG Private Limited	74	India	Gas & Power	Equity
Hazira Port Private Limited	74	India	Gas & Power	Equity
Shell MDS Sendirian Berhad	72	Malaysia	Gas & Power	Ordinary, Redeemable
				Preference
Shell Energy Europe B.V.	100	The Netherlands	Gas & Power	Ordinary

E2	Royal Dutch Shell plc

Subsidiary undertaking	%	Country of incorporation	Principal activities	Class of shares held
Shell Nigeria Gas Ltd (Sng)	100	Nigeria	Gas & Power	Ordinary
Coral Energy Holding, LP	100	USA	Gas & Power	Partnership Capital
Coral Energy Resources, LP	100	USA	Gas & Power	Partnership Capital
Coral Power LLC	100	USA	Gas & Power	Equity
Sakhalin Energy Investment Company Limited	55	Bermuda	Gas & Power,
			Exploration & Production	Ordinary, Phase I
				Preference, General
				Preference

Shell Direct GmbH	100	Germany	Oil Products	Ordinary
Shell Nederland Raffinaderij B.V.	100	The Netherlands	Oil Products	Ordinary
Shell South Africa Marketing (PTY) Limited	75	South Africa	Oil Products	Ordinary
Shell Energy Trading Limited	100	UK	Oil Products	Ordinary
Shell Trading International Limited	100	UK	Oil Products	Ordinary
Shell Trading (US) Company	100	USA	Oil Products	Common
Equilon Enterprises LLC	100	USA	Oil Products	Equity
Jiffy Lube International of Maryland Inc	100	USA	Oil Products	Common
Jiffy Lube International Inc	100	USA	Oil Products	Common
Pecten Trading Company	100	USA	Oil Products	Ordinary
Pennzoil-Quaker State Company	100	USA	Oil Products	Ordinary
Shell Oil Products Company LLC	100	USA	Oil Products	Ordinary
Shell Pipeline Company LP	100	USA	Oil Products	Equity
Shell RSC Company	100	USA	Oil Products	Common
SOPC Holdings East LLC	100	USA	Oil Products	Equity
SOPC Holdings West LLC	100	USA	Oil Products	Common
TMR Company	100	USA	Oil Products	Ordinary
Shell Eastern Petroleum (PTE) Limited	100	Singapore	Oil Products, Gas &
			Power, Chemicals	Ordinary, Redeemable
				Preference

CRI Catalyst Co Belgium N.V.	100	Belgium	Chemicals	Ordinary
Shell Trading (M.E.) Private Limited	100	Bermuda	Chemicals	Ordinary
Shell Chemicals Americas Inc	100	Canada	Chemicals	Common
Shell Chemicals Canada Limited	100	Canada	Chemicals	Common, Preferred A
Shell Petrochimie Mediterranee S.A.S.	100	France	Chemicals	Ordinary
Shell Deutschland Oil GmbH	100	Germany	Chemicals	Ordinary
Shell Chemicals Europe B.V.	100	The Netherlands	Chemicals	Ordinary
Shell Nederland Chemie B.V.	100	The Netherlands	Chemicals	Ordinary, Redeemable
Shell Chemical Yabucoa Inc	100	Puerto Rico	Chemicals	Ordinary
Ethylene Glycols (Singapore) Private Limited	70	Singapore	Chemicals	Ordinary
Seraya Chemicals Singapore PTE Limited	100	Singapore	Chemicals	Ordinary
Shell Chemical LP	100	USA	Chemicals	Ordinary

Shell Petroleum N.V.*	100	The Netherlands	Holding Company	Ordinary
The Shell Petroleum Company Limited	100	UK	Holding Company	Ordinary
The Shell Transport and Trading Company Limited	100	UK	Holding Company	Ordinary
Solen Insurance Limited	100	Bermuda	Insurance	Ordinary
Shell Treasury Luxembourg SARL	100	Luxembourg	Treasury	Ordinary
Shell Treasury Centre East (PTE) Limited	100	Singapore	Treasury	Ordinary
Shell Treasury Centre Limited	100	UK	Treasury	Ordinary
Shell Treasury Center (West) Inc	100	USA	Treasury	Ordinary
Shell International Finance B.V.*	100	The Netherlands	Debt Issuer	Ordinary

Exhibits	E3